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                                                                EXHIBIT J (1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 22, 2005, relating to the financial statements and financial highlights which appears in June 30, 2005 Annual Report to Shareholders of Gartmore Mutual Funds II, Inc. (comprised of the Gartmore Focus Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 27, 2005